SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 11, 2006, Washington Real Estate Investment Trust (“WRIT”) completed the public offering of $100,000,000 aggregate principal amount of convertible senior notes (the “Notes”) pursuant to an Underwriting Agreement dated September 6, 2006, between WRIT and Credit Suisse Securities (USA) LLC (the “Underwriter”). WRIT has granted the Underwriter an option to purchase up to an additional $10 million aggregate principal amount of the Notes, within 30 days of the initial issuance of the Notes, to cover over-allotments.

The Notes were issued on September 11, 2006 pursuant to a Registration Statement on Form S-3 (File No. 333-136921), filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2006, and declared automatically effective on the same date. A Prospectus Supplement dated September 6, 2006 relating to the Notes (the “Prospectus Supplement”) and supplementing the Prospectus dated August 28, 2006 (the “Prospectus”) was filed with the SEC on September 6, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Notes were issued at a public offering price of 99.5% of their principal amount. The Notes will pay interest semiannually at a rate of 3.875% per year. The Notes will be convertible, at the holder’s option, at an initial conversion rate of 20.0900 common shares per $1,000 principal amount of Notes (or an initial conversion price of approximately $49.78 per common share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a 22% conversion premium over the closing sale price of WRIT’s common shares on September 5, 2006, which was $40.80 per share. Upon conversion, holders of the Notes will receive cash up to the principal amount, and any excess conversion value will be delivered, at WRIT’s election, in cash, common shares or a combination of cash and common shares. Beginning on September 20, 2011, WRIT may redeem some or all of the Notes at a redemption price equal to the principal amount, plus accrued and unpaid interest, if any. In addition, on September 15, 2011, September 15, 2016 and September 15, 2021 and upon a fundamental change, holders of the Notes may require WRIT to repurchase their Notes at a purchase price equal to the principal amount, plus accrued and unpaid interest, if any. The Notes will be senior unsecured obligations of WRIT.

A description of the terms of the Notes is included under the caption “Description of the Notes” in the Prospectus Supplement and under the caption “Description of Debt Securities” in the Prospectus. The form of the Notes and the Officers’ Certificate establishing the terms of the Notes are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

4.1	Form of 3.875% Convertible Senior Notes due September 15, 2026

4.2	Officers’ Certificate establishing the terms of the 3.875% Convertible Senior Notes due September 15, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Sara Grootwassink
(Signature)

Sara Grootwassink
Chief Financial Officer

September 12, 2006

Exhibit Index

Exhibit Number	Description

4.1	Form of 3.875% Convertible Senior Notes due September 15, 2026

4.2	Officers’ Certificate establishing the terms of the 3.875% Convertible Senior Notes due September 15, 2026